Exhibit 99.1

AMBERJACK PIPELINE COMPANY LLC
Financial Statements
December 31, 2017

Report of Independent Auditors

To the Management Committee of
Amberjack Pipeline Company LLC

We have audited the accompanying financial statements of Amberjack Pipeline Company LLC, which comprise the balance sheet as of December 31, 2017, and the related statements of income, members’ capital and cash flow for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amberjack Pipeline Company LLC at December 31, 2017, and the results of its operations and its cash flow for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

Houston, TX
March 22, 2018

AMBERJACK PIPELINE COMPANY LLC
BALANCE SHEET
December 31, 2017

December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$27,745,601
Accounts receivable, net
Related parties	9,674,673
Third parties, net	8,813,043
Materials and supplies inventory	5,019,639
Allowance oil, net	783,711
Other current assets	1,706,183
Total current assets	53,742,850
Property, plant and equipment	1,086,004,238
Accumulated depreciation	(202,641,216)
Property, plant and equipment, net	883,363,022
Prepaid and other deferred charges	5,152,153
Advance for operations due from related party	300,000
Total assets	$942,558,025

LIABILITIES and MEMBERS' CAPITAL
Current liabilities
Accounts payable and accrued liabilities	$1,516,642
Payable to related parties	3,846,297
Other current liabilities	167,757
Total current liabilities	5,530,696

Long-term liabilities and deferred income	4,291,863

Commitments and contingencies (Note 8)

Members' capital	932,735,466

Total liabilities and members' capital	$942,558,025
The accompanying notes are an integral part of these financial statements.

AMBERJACK PIPELINE COMPANY LLC
STATEMENT OF INCOME
Year Ended December 31, 2017

December 31, 2017
Revenue
Related parties	$130,697,735
Third parties	96,243,215
Total revenue	226,940,950

Operating costs and expenses
Operations	12,479,739
Maintenance	6,276,680
General and administrative	7,726,873
Depreciation and amortization	36,931,917
Property taxes	21,891
Net loss from pipeline operations	2,201,923
Total costs and expenses	65,639,023

Operating income	161,301,927

Other income and expense
Other income and expense	168,775
Interest income	11,733
Net Income	$161,482,435
The accompanying notes are an integral part of these financial statements.

AMBERJACK PIPELINE COMPANY LLC
STATEMENT OF MEMBERS' CAPITAL
Year Ended December 31, 2017

	Shell Pipeline Company LP	Chevron Pipe Line Company	Total
Members' capital at December 31, 2016	$497,219,614	$465,783,417	$963,003,031
Net income	83,431,344	78,051,091	161,482,435
Cash distributions	(99,550,000)	(92,200,000)	(191,750,000)
Members' capital at December 31, 2017	$481,100,958	$451,634,508	$932,735,466
The accompanying notes are an integral part of these financial statements.

AMBERJACK PIPELINE COMPANY LLC
STATEMENT OF CASH FLOW
Year Ended December 31, 2017

December 31, 2017
Cash flows from operating activities
Net income	$161,482,435
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,931,917
Bad debt expense	(1,018)
Net loss from pipeline operations	2,587,289

Changes in working capital
Decrease in accounts receivable	3,539,008
Increase in materials & supplies inventory and allowance oil	(2,095,518)
Increase in prepaid and other deferred charges	(65,484)
Increase in accounts payable and accrued liabilities	1,777,026
Decrease in other long-term liability	(335,514)
Increase in other short-term liability	167,757
Net cash provided by operating activities	203,987,898

Cash flows from investing activities
Capital expenditures	(4,539,960)
Net cash used in investing activities	(4,539,960)

Cash flows from financing activities
Distributions to members	(191,750,000)
Net cash used in financing activities	(191,750,000)

Increase in cash and cash equivalents	7,697,938
Cash and cash equivalents at the beginning of the period	20,047,663
Cash and cash equivalents at the end of the period	$27,745,601

Supplemental cash flow disclosures
Change in accrued capital expenditures	$(2,013,410)

AMBERJACK PIPELINE COMPANY LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017

1.Organization and Business

Amberjack Pipeline Company LLC (Amberjack or the Company) is a Delaware Limited Liability Company (LLC) which owns and operates a pipeline system for the transportation of crude oil from the Green Canyon, Ewing Bank and Grand Isle areas in the Gulf of Mexico to the intersection with the Mars Oil Pipeline Company’s pipeline at Fourchon, Louisiana. The Company, which was formed in 2005 from a previous partnership, is owned by Shell Pipeline Company LP (Shell Pipeline), an indirect wholly owned subsidiary of Shell Oil Company (Shell Oil) and Chevron Pipe Line Company (Chevron). Both Shell Pipeline and Chevron contributed cash and certain pipeline related assets to the Company and are referred to as Members of the Company.
The Members were previously partners in Amberjack Pipeline Company (the Partnership), a Texas general partnership formed in 1996 conducting business currently undertaken by the Company. Operations commenced December 15, 1997, upon completion of the first lateral line. Two additional lateral lines were completed in 1998. On March 16, 2005, the Partnership adopted a plan of conversion to continue its existence in the organizational form of the Company. The Company has two series of ownership interests, all the assets and liabilities of the former Partnership became the assets and liabilities of Amberjack Series A (Series A) units of the Company, 75% owned by Shell Pipeline, and 25% owned by Chevron. Amberjack Series B (Series B) units are owned 50% by Shell Pipeline and 50% by Chevron. The proceeds from the issuance of the Series B units were used to fund the construction of the Tahiti pipeline.
In accordance with Exhibit A of the LLC Agreement of Amberjack Pipeline Company (LLC Agreement) dated March 16, 2005, the relative sharing ratios between the Members for all revenues, costs, and expenses are 75% to Shell Pipeline and 25% to Chevron for Series A units and 50% to Shell Pipeline and 50% to Chevron for Series B units.

2.Significant Accounting Policies

The following significant accounting policies are practiced by the Company and are presented as an aid to understanding the financial statements.
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP).
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Management believes that the estimates are reasonable.
Cash and Cash Equivalents
Cash and cash equivalents is comprised of cash on deposit at banks.
Accounts Receivable
The Company’s accounts receivable is primarily from purchasers and shippers of crude oil and, to a lesser extent, purchasers of natural gas liquids and natural gas storage. These purchasers include, but are not limited to refiners, producers, marketing and trading companies and financial institutions that are active in the physical and financial commodity markets. The majority of the Company’s accounts receivable relate to the Company’s crude oil supply and logistics activities that can generally be described as high volume and low margin activities.
The Company reviews all outstanding accounts receivable balances on a monthly basis and records a reserve for amounts that the Company expects will not be fully recovered. The Company does not apply actual balances against the reserve until the Company has exhausted substantially all collection efforts. The Company’s allowance for doubtful accounts totaled $0 at December 31, 2017. The related bad debt expense was recorded in “Other income and expense” in the Statement of Income. Although the Company considers the Company’s allowance for doubtful accounts to be adequate, actual amounts could vary significantly from estimated amounts.

Inventories
Inventories of materials and supplies are carried at the lower of average cost or market.
Allowance Oil
A loss allowance factor of 0.1% per barrel is incorporated into applicable crude oil tariffs to offset evaporation and other losses in transit. Allowance oil represents the net difference between the tariff product loss allowance volumes and the actual volumetric losses. The Company takes title to any excess loss allowance when product losses are within an allowed level, and the Company converts that product to cash periodically at prevailing market prices.
Allowance oil is valued at cost using the average market price for the relevant type of crude oil during the month product was transported. At the end of each reporting period, the Company assesses the carrying value of the Company’s allowance oil and makes any adjustments necessary to reduce the carrying value to the applicable net realizable value. The Company did not record a reduction to allowance oil at December 31, 2017.
Gains and Losses from Pipeline Operations
The Company experiences volumetric gains and losses from its pipeline operations that may arise from factors such as shrinkage, or measurement inaccuracies within tolerable limits. Gains and losses are presented net in the Statement of Income caption “Net loss from pipeline operations.”
Property, Plant, and Equipment
Property, plant, and equipment is stated at its historical cost of construction, or upon acquisition, at either the fair value of the assets acquired or the historical carrying value to the entity that placed the asset in service. Expenditures for major renewals and betterments are capitalized while minor replacements, maintenance and repairs, which do not improve or extend asset life are expensed when incurred. For constructed assets, all construction-related direct labor and material costs, as well as indirect construction costs are capitalized. Gains and losses on the disposition of assets are recognized in the Balance Sheet against the accumulated depreciation unless the retirement was an abnormal or extraordinary item.
The Company computes depreciation using the straight-line method based on estimated economic lives. Generally, the Company applies composite depreciation rates from 3.33% to 20% to functional groups of property having similar economic characteristics. Following the composite method of depreciation, the gains and losses from ordinary disposals or retirements of property, plant, and equipment normally would be credited or charged to accumulated depreciation. The gains and losses from the disposal of the raw construction material are recognized on the income statement.
In late 2017, the Company contracted an independent energy consulting firm to perform a depreciation study which provided new average remaining lives for the current property, plant and equipment held by the Company.  The results of the study show the following new average remaining lives: 20 to 23 years for right of way, line pipe, line pipe fittings, pipeline construction; 11 to 19 years for buildings, pumping equipment, other station equipment, office furniture and equipment; 14 to 17 years for communication systems, vehicles and other work equipment (Oil Tanks and delivery facilities are no longer applicable to the Company).  The new composite depreciation rates range from 2.9% to 5.9%.  The Company evaluated the impact to our financial statement for 2017 to be $543,486 more in depreciation expense.  We expect depreciation expense in future years to increase by approximately $6,500,000 from its historical amounts.

Prepaid and Other Deferred Charges
Prepaid and other deferred charges represent payment to Shell GOM Pipeline Company LLC (SGPC) for the upgrade and replacement of equipment at Green Canyon Block 19 (GC 19) common facilities platform. This platform is owned by SGPC, and is used by the Company and other parties. The project was completed in 2016 and the Company's share of the costs are being amortized over the asset useful life of 30 years.
Asset Retirement Obligations
Asset retirement obligations represent legal and constructive obligations associated with the retirement of long-lived assets that result from acquisition, construction, development and/or normal use of the asset. The Company records liabilities for obligations related to the retirement and removal of long-lived assets used in our businesses at fair value on a discounted basis when they are incurred and can be reasonably estimated. Amounts recorded for the related assets are increased by the amount of these obligations. Over time, the liabilities increase due to the change in their present value, and the initial capitalized costs are depreciated over the useful lives of the related assets. The liabilities are eventually extinguished when settled at the time the asset is taken out of service.
The Company continues to evaluate the Company’s asset retirement obligations and future developments could impact the amounts the Company records. The demand for the Company’s pipelines depends on the ongoing demand to move crude oil through the system. Although individual assets will be replaced as needed, our pipelines will continue to exist for an indefinite useful life. As such, there is uncertainty around the timing of any asset retirement activities. As a result, the Company determined that there is not sufficient information to make a reasonable estimate of the asset retirement obligations for the Company’s assets and the Company has not recognized any asset retirement obligations as of December 31, 2017.
Impairments of Long-Lived Assets
Long lived assets of identifiable business activities are evaluated for impairment when events or changes in circumstances indicate, in the Company management’s judgment, that the carrying value of such assets may not be recoverable. These events include market declines that are believed to be other than temporary, changes in the manner in which the Company intends to use a long-lived asset, decisions to sell an asset and adverse changes in the legal or business environment such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, the Company evaluates the recoverability of our carrying values based on the long-lived asset’s ability to generate future cash flows on an undiscounted basis. When an indicator of impairment has occurred, the Company compares the Company management’s estimate of forecasted discounted future cash flows attributable to the assets to the carrying value of the assets to determine whether the assets are recoverable (i.e., the discounted future cash flows exceed the net carrying value of the assets). If the assets are not recoverable, the Company determines the amount of the impairment recognized in the financial statements by estimating the fair value of the assets and recording a loss for the amount that the carrying value exceeds the estimated fair value. The Company determined that there were no asset impairments in the year ended December 31, 2017.
Fair Value of Financial Instruments
Assets and liabilities requiring fair value presentation or disclosure are measured using an exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability) and disclose such amounts according to the quality of valuation inputs under the following hierarchy:
Level 1    Quoted prices in an active market for identical assets or liabilities.
Level 2    Inputs other than quoted prices that are directly or indirectly observable.
Level 3    Unobservable inputs that are significant to the fair value of assets or liabilities.
The fair value of an asset or liability is classified based on the lowest level of input significant to its measurement. A fair value initially reported as Level 3 will be subsequently reported as Level 2 if the unobservable inputs become inconsequential to its measurement, or corroborating market data becomes available. Asset and liability fair values initially reported as Level 2 will be subsequently reported as Level 3 if corroborating market data becomes unavailable.
The carrying amounts of the Company’s accounts receivable, other current assets, prepaids and other deferred charges or deposit, accounts payable and accrued liabilities, and payables to related parties approximate their carrying values due to their short term nature.
Nonrecurring fair value measurements are applied with respect to the Company’s nonfinancial assets and liabilities measured on a nonrecurring basis, which includes the determination of the fair value for impairment of the Company’s long-lived assets.
Other Current Assets
The Company has entered into several lease agreements (LOPS agreements) to lease usage of offshore platform spaces located at Green Canyon Block 19 (GC 19) and Ship Shoal Block 332 (SS 332). The prepaid rent on the platform lease is included in “Other current assets” within the accompanying Balance Sheet. Also, the “Other current assets” includes prepaid insurance and current prepaid common facilities expense.
Concentration of Credit and Other Risks
A significant portion of the Company’s receivables are from a related party, and other oil and gas companies. Although collection of these receivables could be influenced by economic factors affecting the oil and gas industry, management believes the risk of significant loss to be remote.
Development and production of crude oil in the service area of the pipeline are subject to, among other factors, prices of crude oil, as well as federal and state energy policy, none of which are within the Company’s control.
The Company has concentrated credit risk for cash by maintaining deposits in a major bank, which may at times exceed amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (FDIC). The Company monitors the financial health of the bank and has not experienced any losses in such accounts and believes that the Company is not exposed to any significant credit risk. As of December 31, 2017, the Company had approximately $27,495,601 in cash in excess of FDIC limits.
Transportation Revenue
In general, the Company recognizes revenue from customers when all of the following criteria are met: 1) persuasive evidence of an exchange arrangement exists; 2) delivery has occurred or services have been rendered; 3) the price is fixed or determinable; and 4) collectability is reasonably assured. The Company records revenue for crude oil transportation services over the period in which they are earned (i.e., either physical delivery of product has taken place or the services designated in the contract have been performed). Revenues for transportation services are recognized upon delivery of crude oil from the pipeline system.
Income Taxes
The Company has not historically incurred income tax expense, as limited liability companies, in accordance with the provisions of the Internal Revenue Code, are not subject to U.S. federal income taxes. Rather, each Member includes its allocated share of the Company’s income or loss in its own federal and state income tax returns. The Company is responsible for various state property and ad valorem taxes, which are recorded in the accompanying Statement of Income as “Property taxes.”
On December 22, 2017, the Tax Cuts and Jobs Act bill was enacted, which includes a broad range of tax reform legislation affecting businesses, including reducing the corporate tax rate, changes to business deductions and sweeping changes to international tax provisions.  The Company analyzed these impacts and believes that the impacts would be on the members of the entity and not the entity itself.  As such, no adjustment was made to the financial statements in relation to tax reform.
Comprehensive Income (Loss)
The Company has not reported comprehensive income (loss) due to the absence of items of other comprehensive income (loss) in the periods presented.
Recent Accounting Pronouncements

Standards Not Adopted as of December 31, 2017
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which superseded nearly all existing revenue recognition guidance under GAAP. The ASU's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 will require additional disclosure in the notes to the financial statements and was initially effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017 for nonpublic companies. In July 2015, the FASB deferred the effective date of this ASU for one year. The Company is evaluating the impact of ASU 2014-09; an estimate of the impact to the financial statements cannot be made at this time.

In February 2016, the FASB issued ASU 2016-02 to Topic 842, Leases, which requires lessees to recognize assets and liabilities for leases with lease terms greater than twelve months in the statement of financial position. The Company has formed a project team to evaluate and implement the new standard, including cataloging our existing lease contracts. The Company plans to adopt this new standard on January 1, 2019 and is currently evaluating its impact to the financial statements and related disclosures.

3. Property, Plant and Equipment

Property, plant, and equipment consisted of the following as of December 31, 2017:

December 31, 2017
Buildings	$26,253,142
Line pipe, equipment and other pipeline assets	1,037,439,636
Rights-of-way	826,662
Office, communication and data handling equipment	19,628,338
Construction work-in progress	1,856,460
1,086,004,238
Accumulated depreciation	(202,641,216)
Total property, plant and equipment, net	$883,363,022

The depreciation expense in 2017 was $36,637,832.

4. Related Party Transactions

The Company derives a significant portion of its revenues from related parties, which are based on published tariffs and contractual agreements. This activity amounted to $130,697,735 for the year ended December 31, 2017. All such transactions are within the ordinary course of business. At December 31, 2017, the Company had affiliate receivables of $7,565,841 relating to transportation services. Non-transportation affiliate receivables at December 31, 2017 were $2,108,832.
The Company has no employees and relies on its operators, Shell Pipeline and Chevron Pipeline, to provide personnel to perform daily operating and administrative duties on behalf of the Company. In accordance with terms of the operating agreement, Shell Pipeline has charged the Company for expenses incurred on behalf of the Company in the amount of $17,779,750 for the year ended December 31, 2017. Chevron Pipeline has charged the Company for expenses incurred on behalf of the Company in the amount of $2,564,693 for the year ended December 31, 2017.
Substantially all expenses incurred by the Company are paid by Shell Pipeline on the Company’s behalf. At December 31, 2017, the Company owed $3,846,297 to reimburse Shell Pipeline for these expenses. The Company also owed Chevron $0 as of December 31, 2017 for various projects led by Chevron. At December 31, 2017, the Company had a receivable balance of $300,000 from Shell Pipeline which is comprised of advance payments made by the Members to Shell Pipeline to fund operating expenses. This balance is included in “Advance for operations due from related party” which is included in the accompanying Balance Sheet.
Employees who directly or indirectly support the Company’s operations participate in the pension, postretirement health and life insurance, and defined contribution benefit plans sponsored by Shell Oil, which includes other Shell Oil subsidiaries. The Company’s share of pension and postretirement health and life insurance costs for December 31, 2017 was $1,108,062. The Company’s share of defined contribution plan costs for 2017 was $439,821. Pension and defined contribution benefit plan expenses are included in “General and administrative” expense in the Statement of Income.
Cost Sharing Agreement
In July 2014, the lease on platform South Timbalier 301, which was previously utilized by Series A’s pipeline, was terminated. To continue operations, Amberjack A built a subsea access route around the platform. Amberjack A is the sole owner of the new infrastructure, however two affiliate owned pipelines are connected to Series A’s pipeline. These two affiliates have a cost sharing agreement with Series A to share common costs including the main bypass piping, engineering, design, and permitting. The contributed cash is accounted for as deferred income and is included in Other Current Liabilities and Other Long-Term Liabilities on the accompanying Balance Sheet. At December 31, 2017, Series A had a $4,459,620 deferred income balance. The balance is for prepaid construction costs with the Brutus Pipeline as a result of the cost sharing agreement for the ST 301 re-route project. The amount is amortized over the 30 year useful life of the asset and credited to “Other income” in the Statement of Income. Income recorded by the Company related to this amounted to $167,757 in 2017.
Leases
The Company has entered into several lease of platform space agreements (LOPS agreements) to lease usage of offshore platform spaces located at Green Canyon Block 65 (GC 65), Green Canyon Block 19 (GC 19), and Grand Isle 115 (GI 115) from British-Borneo Exploration, Inc. The LOPS agreements at platforms GC 65 and GC 19 commenced on October 1, 1997. The lease agreement for platform GC 19 was amended on April 1, 2009 and on November 1, 2016 for the lease of additional platform space. The lease agreements at platforms GC 65 and GC 19 are effective for ten years from the effective or amendment date with an option for annual renewal thereafter, with a 180 days prior written notice. The lease agreement at platform GC 65 ended in November 2016 due to the sale of 16-inch pipeline to Fieldwood Energy Offshore LLC. Lease payments in 2017 for GC 65 were $882. Lease payments in 2017 for GC 19 were $1,223,038.
In March 2014, Amberjack assumed all of the rights, duties, and obligations of Shell Pipeline Company LP’s lease of platform space located in Ship Shoal Block 332 (SS 332). The assumed lease agreement was effective April 1, 2002, and shall continue until the earliest date that (i) Equilon (a predecessor of Shell Pipeline) facilities are abandoned by Equilon and removed as set forth in the lease agreement, (ii) Equilon, in its sole discretion, elects to discontinue operations because crude oil ceases to be delivered through the Equilon facilities for a period of three (3) consecutive months, or (iii) both parties agree to terminate the agreement. Notwithstanding the foregoing, the lease agreement may be terminated earlier upon ninety (90) days prior written notice by either party. The agreement requires minimum annual lease payments of $95,000 adjusted annually based on the Wage Index Adjustment as published by the Council of Petroleum Accountants Society. Lease payments in 2017 for SS 332 were $169,038.
Effective July 1, 2014, the Company entered into a LOPS agreement to lease additional space at GC 19 from an affiliate of Shell Oil in order to deliver crude oil production gathered from the Jack/St. Malo (JSM) host platform to downstream pipelines at GC 19. The agreement is effective for an initial term of 5 years, and continues annually thereafter. Each party can terminate the agreement at the end of the initial term or extension term with written notice of at least 90 days. The agreement requires minimum annual lease payments of $1,198,608 adjusted annually based on the Wage Index Adjustment as published by the Council of Petroleum Accountants Society. Lease payments in 2017 were $1,253,738.
Effective July 1, 2016, the Company entered into a LOPS agreement to lease additional space at GC 19 from an affiliate of Shell Oil in order to operate a 24-inch crude oil pipeline that will deliver crude oil to downstream pipelines at Fourchon Junction. The agreement is effective for an initial term of 5 years, and continues annually thereafter. Each party can terminate the agreement at the end of the initial term or extension term with written notice of at least 90 days prior to the intended terminated date. The agreement requires minimum annual lease payments of $1,218,808 adjusted annually based on the percent increase published by the Council of Petroleum Accountants Society. Lease payments in 2017 were $1,252,325.
Total lease expense for the year ended December 31, 2017 was $3,899,021. Lease expense is included in “Operations” expense on the Statement of Income. All lease agreements that were entered into are classified as operating leases. As of December 31, 2017, future minimum payments related to these leases were estimated to be:

2018	$3,838,475
2019	2,225,044
2020	1,285,842
2021	642,921
2022	—
Total future minimum lease payments	$7,992,282

5. Supplemental Information

Equity interest in the Company is separated into two series; Series A and Series B, as defined in Note 1. Series A of the Members’ capital represents the assets and liabilities in the pipeline system from the Green Canyon, Ewing Bank and Grand Isle areas in the Gulf of Mexico to the intersection with Mars Oil Pipeline Company’s pipeline at Fourchon, Louisiana. Series A assets, liabilities, income and losses are shared between Shell Pipeline and Chevron in the ratio of 75:25. Series B of the Members’ capital represents the assets and liabilities in the pipeline system extension connecting the offshore production area called Tahiti and Jack St Malo in the Gulf of Mexico to the existing Amberjack pipeline in the Gulf of Mexico at GC19. Series B assets, liabilities, income and losses are shared between Shell Pipeline and Chevron in the ratio of 50:50. Supplemental information of Series A units and Series B units are presented below:

	2017
	Series A	Series B	Total
Revenues	$28,797,597	$198,143,353	$226,940,950
Costs and Expenses	18,209,584	47,429,439	65,639,023
Operating income	10,588,013	150,713,914	161,301,927
Other income and expense	168,775	—	168,775
Interest income	3,716	8,017	11,733
Net income	10,760,504	150,721,931	161,482,435
Total assets	107,263,467	835,294,558	942,558,025
Members' capital	$62,559,138	$870,176,328	$932,735,466

6. Other Current Liabilities

On October 1, 2004, the Company signed an offshore tie-in agreement with ATP Oil and Gas Corporation (ATP) which gave ATP permission to connect to a Sub-Sea Tie-in in Grand Isle Block 115 (GI 115) to the Company’s GI 115 Lateral. In August 2012, ATP filed for bankruptcy, which effectively terminated the tie-in agreement. The original agreement did not specify the party who would be responsible to fulfill the obligation to disconnect the lateral from the sub-sea tie-in in case of bankruptcy, as such the Company’s management assumed the liability to disconnect the Mississippi Canyon 711 lateral from the GI 115 subsea tie-in. Management’s decision to assume the liability was based on the Code of Federal Regulation (CFR) Section 30 Part 250 Subpart J (250.1751) which requires that pipelines decommissioned in place be pigged to flush, fill with seawater, cut and plug each end, bury to 3 feet depth and cover, and remove all valves and fittings that could unduly interfere with other uses of the Outer Continental Shelf. The disconnection work was completed in 2017. There was no other current liability as of December 31, 2017.
7. Environmental Remediation Costs

The Company is subject to federal, state, and local environmental laws and regulations. The Company routinely conducts reviews of potential environmental issues and claims that could impact our assets or operations. These reviews assist the Company in identifying environmental issues and estimating the costs and timing of remediation efforts. In making environmental liability estimations, we consider the material effect of environmental compliance, pending legal actions against us and potential third-party liability claims. Often, as the remediation evaluation and effort progresses, additional information is obtained, requiring revisions to estimated costs. These revisions are reflected in the Company’s income in the period in which they are probable and reasonably estimable. There were no environmental remediation costs in 2017.

8. Commitments and Contingencies

In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, the Company is in compliance with existing laws and regulations and is not aware of any violations that will materially affect the financial position, results of operations, or cash flows of the Company. The Company is subject to several lease agreements which are accounted for as operating leases and the minimum lease payments over the next five years are disclosed in Footnote 4‑Related Party Transactions - Leases.

9. Subsequent Events

In preparing the accompanying financial statements, the Company has reviewed events that have occurred after December 31, 2017 until March 22, 2018, which is the date of the issuance of the financial statements. Any material subsequent events that occurred during this time have been properly disclosed in the financial statements.